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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 27, 2010

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement.

Private placement

On September 24, 2010, the common stock of Thunder Mountain Gold, Inc. commenced trading on the TSX Venture Exchange (the "TSX-V") under the trading symbol "THM”.

As a result of TSX-V requirements, an aggregate of 4,799,239 common stock controlled by the Company’s Officers and Directors are subject to TSX-V’s value security escrow requirements, applicable to a Tier 1 issuer, and will be released from escrow as follows: 25% of the escrowed shares at the time of listing and 25% of the escrowed shares every six months thereafter.

On September 24, 2010, as a result of commencement of TSX-V trading in the Company’s common stock, the Company closed its non-brokered private placement.  On September 23, 2010, the Company received offering proceeds of US$922,330 (CAD$950,000) remaining from the sale of 6,208,271 Units. A finder’s fee of US$92,233 (CAD$95,000) together with the grant of 475,000 share purchase warrants was paid to Haywood Securities Inc. and Bolder Investment Partners, Ltd. for their sales of Units in the Offering.  Proceeds of the private placement will be used for exploration on the Company’s South Mountain Project, along with maintenance of other properties.

The Offering was completed pursuant to the exemption from the registration requirements of the Act under Rule 506 of Regulation D of the Act with respect to sales to U.S. investors, and Rule 903 of Regulation S of the Act, with respect to non-U.S. investors. The securities offered, sold, and issued in connection with the Offering have not been or are not registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  September 30, 2010

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